SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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INROB TECH LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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i

INROB TECH LTD.

INFORMATION STATEMENT

THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND IN A PROXY

To All Stockholders of
INROB TECH LTD.

This Information Statement is furnished to the stockholders of Inrob Tech Ltd., a Nevada Corporation (“Inrob”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Inrob providing for shareholder authorization to the board of directors of the corporation to increase the number of authorized shares to 400,000,000 shares consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001.

Inrob is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on September 5, 2006, shall be given a copy of the Information Statement.

By Order of the Board of Directors

__________________________
Ben-Tsur Joseph, President
September 5, 2006

INROB TECH LTD.
1515 Tropicana Ave, Suite 140
Las Vegas NV 89119
702-795-3601

INFORMATION STATEMENT

GENERAL

This information statement is being furnished to all holders of the common stock of Inrob in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out an increase in the number of authorized shares to 400,000,000 shares consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001..

The Company’s Board of Directors approved the resolutions on September 5, 2006. A Written Consent of Shareholders was executed on September 5, 2006. As of September 5, 2006, there are 61,350,180 shares of common stock issued

As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, change its authorized capital.

ITEM 1.
INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Inrob Tech Ltd., a Nevada Company (“Inrob”), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Inrob. The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Inrob, provides public notice of the approval and authorization for an increase in the number of authorized shares of the common stock of Inrob to 400,000,000 shares consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001. The Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock will be filed prior to the mailing of a Definitive Information Statement of Form 14C.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Inrob, have unanimously adopted, ratified and approved the proposed actions by the Inrob Board of Directors. No other votes are required or necessary. See the caption “Vote Required for Approval” below. The increase in the authorized number of common share will become effective upon filing of an amendment to the Articles of Incorporation of Inrob with the Nevada Secretary of State’s office.

The Form 10-QSB for quarterly period ended March 31, 2006 and the form 10-KSB for the year ended June 30, 2006, and any reports on Form 8-K filed by Inrob during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  Inrob is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF AUTHORIZED SHARES TO FOUR HUNDRED MILLION TOTAL SHARES.

Inrob’s Articles of Incorporation, as currently in effect, authorizes Inrob to issue up to 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of Inrob. Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, Inrob will be authorized to issue a total of 400,000,000 shares, consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001.

The Board of Directors believes that it is in Inrob’s and Inrob’s stockholders’ best interests to increase the availability of additional authorized but unissued capital stock to provide Inrob with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has been in discussions with an investor group to potentially make a substantial investment into Inrob. Despite discussions, there have been no agreements or other documents executed at this time.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Inrob decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. Inrob reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Inrob, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Inrob are then listed. Under Inrob’s Articles, the Inrob stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Inrob, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Inrob in order to maintain their proportionate ownership of Inrob’s stock.  In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In the event that the Board of Directors of Inrob does continue with its efforts to obtain funding through an equity transaction, the actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors. Any final decision regarding the issuance of additional shares remains with Inrob and its Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors.  For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Inrob by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Inrob and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Inrob stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The increased authorized capital may have the effect of permitting Inrob’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Inrob’s business.  However, the Board of Directors is not aware of any attempt to take control of Inrob and the Board of Directors did not propose the increase in Inrob’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist, the reduction in the stated par value of each share may result in a decrease in the valuation assigned to such shares compared to their current valuation.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable Inrob to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed.  Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Inrob’s business or product lines through the acquisition of other businesses or products.  The increase in the number of authorized shares of common stock is recommended by Inrob’s Board in order to provide a sufficient reserve of such shares for the future growth and needs of Inrob.

The Board of Directors also believes the availability of additional shares of Common Stock will enable Inrob to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A. The sole members of the Board of Directors has approved the increase in the number of common shares as in the best interest of Inrob and the best interest of the current shareholders of Inrob.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of Inrob your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals.  For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Inrob.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Please contact Michael S. Krome, Esq., Counsel for the Company, 8 Teak Court, Lake Grove, New York 11755 (631) 737-8381.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Inrob have adopted, ratified and approved the change in the authorized shares of Inrob and submit the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend Inrob’s Articles of Incorporation consist of issued and outstanding shares of Inrob’s $0.001 par value common voting stock outstanding on September, 2006, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Inrob’s Certificate of Incorporation.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter’s rights in connection with the proposed restatement of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on September 5, 2006 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Inrob had issued and outstanding 61,350,180 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of Inrob, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of Inrob’s Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 1, 2006, concerning the beneficial ownership of the Common Stock, which totals 61,350,180, (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

	Amount and Nature of Beneficial Ownership		Percent of Class
Name of Beneficial Owner	Common	Preferred	Common	Preferred

Ben-Tsur Joseph c/o the Company	26,442,585	0	43.1%	0

Able Investments Inc. 303 West 91st Street New York, NY 10024	5,900,000	0	9.6%	0

Officer/Directors as a group (1 person)	26,442,585	0	43.1%	0

Footnotes to Principal shareholders:
Officer and/or Directors of the Company. The address of each executive officer and/or director is c/o the Company

EXECUTIVE COMPENSATION.

The following table sets forth the total compensation we paid for our fiscal year ending June 30, 2006, to each of our executive officers. During the fiscal years ending December 31, 2005, 2004, and 2003 (which was changed to June 30), no Executive Officer or Director of the Company received cash remuneration in excess of $100,000. There are no standard arrangements for the compensation of directors.

Name	Annual Compensation Year Ended December 31			Long Term Compensation Restricted
	2005	2004	2003	Stock Awards (#)
Frank H. DeRenzo—Director/President	$0	$0	$0	0
Robert Muniz—Director	$0	$0	$0	0
DeAnn Moore Director/Secretary/Treasurer	$0	$0	$0	0
Ben-Tsur Joseph—Director/President	$0(1)	--	--	0

(1)
During the year ended December 31, 2005, under a management agreement with Mr. Ben-Tsur Joseph, the Company accrued $120,000 in management fees. During 2005, no management fees were paid to Mr. Joseph. Mr. Joseph has agreed that he will not demand that the Company pay to him any accrued amounts related to the management agreement until the end of calendar year 2006. The management agreement does not have a specific completion date, but may be terminated by either party on written notice of three months.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

No stock options were granted in the previous year.

COMPENSATION OF DIRECTORS
Our only directors are the current executive officers that are already drawing salaries for the management of our Company. They are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board; however, they do not receive any additional compensation for their services as directors. Accordingly, it may be necessary for us to compensate newly appointed directors in order to attract a quality governance team. At this time we have not identified any specific individuals or candidates nor have we entered into any negotiations or activities in this regard.

ACTION TAKEN

APPROVAL OF AUTHORIZATION CHANGE

At the Special Meeting, holders of shares of Common Stock voted to change the authorized capital of the Company from 80,000,000 (eighty million) shares of Common Stock and 20,000,000 (twenty million) shares of preferred stock, both par value of $0.001 to 380,000,000 (three hundred eighty million) shares of Common Stock and 20,000,000 (twenty million) shares of preferred stock, both with a par value of $0.0001 per share, by means of an amendment to the Company’s Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders holding a majority of the shares of common stock for their approval at the Special Meeting. The proposed amendment to the Certificate of Incorporation was approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Authorization Change the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Nevada, which will occur prior to the sending of this Information Statement to the Shareholders.

The Board of Directors determined that it was in the best interests of the Company that the increase in authorized capital will make a sufficient number of shares available, should Inrob decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. Inrob reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Accordingly, the Board of Directors decided that Article Four of the Company’s Certificate of Incorporation would be amended to change the Company’s authorized capital to 380,000,000 shares of Common Stock, 20,000,000 shares of preferred stock both with a par value of $0.0001. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.

EXHIBIT A

BE IT RESOLVED, that the stockholders of the Company hereby approve the Amendment to the Certificate of Incorporation of the Company as follows:

ARTICLE 4 is amended to read as follows:

The total number of shares which the Company shall have the authority to issue is 400,000,000 shares of two classes of capital stock to be designated respectively preferred stock (“Preferred Stock”) Common Stock (“Common Stock”). The total number of Common Stock the Corporation shall have authority to issue is 380,000,000 shares, par value $0.0001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 20,000,000 shares, par value $0.0001 per share. The Preferred Stock authorized by this Certificate of Incorporation shall may be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1) the designation of each series and the number of shares that shall constitute the series;
(2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;
(3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;
(5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and
(6) the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

ADDITIONAL INFORMATION

You may access additional information regarding the Company, including all reports filed with the Securities and Exchange Commission, through the Securities and Exchange Commission’s EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ben-Tsur Joseph
Be-Tsur Joseph, Sole Director